Exhibit 99.1
FOR IMMEDIATE RELEASE
Press Contacts:
Peter Olson
BUSINESS OBJECTS
408/953-6320
peter.olson@businessobjects.com
Investor Contact:
John Ederer
BUSINESS OBJECTS
408/953-6064
john.ederer@businessobjects.com
BUSINESS OBJECTS ISSUES STATEMENT ON INFORMATICA LAWSUIT
Final Outcome Pending Further Action in the Trial Court
SAN JOSE, CA and PARIS — April 2, 2007 —Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code: FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today released information regarding the Informatica patent infringement lawsuit relating to technology developed by Acta Technologies. The case has been in litigation for the past four and a half years, and was inherited by Business Objects when the company acquired Acta Technologies in July, 2002. Since then, Business Objects has successfully narrowed the lawsuit from its original scope to now focus exclusively on a discrete product feature. Today, the jury decided in favor of Informatica and awarded damages of $25 million. However, the case is ongoing, pending the judge’s decision on the enforceability of the two patents in question and the final amount of damages.
“While we are disappointed with the jury’s decision, the case is not over,” stated Brian Stine, acting general counsel of Business Objects. “The trial court must still determine whether Informatica engaged in inequitable conduct in failing to disclose prior art regarding these patents to the US Patent and Trademark Office. We remain confident that we will prevail.”
“Should the patents be shown to be enforceable, we are prepared to quickly replace the code in our shipping products and will continue to provide our customers with the quality solutions they have come to expect from Business Objects Enterprise Information Management products,” continued Stine.
Informatica filed the suit against Acta in July 2002, asserting that the ActaWorks product (now sold by Business Objects as part of Data Integrator), infringes several Informatica patents

Business Objects Issues Statement on Informatica Lawsuit

including U.S. Patent Nos. 6,014,670 and 6,339,775, both titled “Apparatus and Method for Performing Data Transformations in Data Warehousing.”
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company, with more than 42,000 customers worldwide, including over 80 percent of the Fortune 500. Business Objects helps organizations of all sizes create a trusted foundation for decision making, gain better insight into their business, and optimize performance. The company’s innovative business intelligence suite, BusinessObjects XI includes the award-winning Crystal line of reporting and data visualization software. Business Objects has also built the industry’s strongest and most diverse partner community, and offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026350 — BOB) stock exchanges. More information about the company can be found at businessobjects.com.
Forward-Looking Statements
This statement contains forward-looking statements concerning the pending Informatica patent infringement lawsuit, the validity of the patents in question, the judge’s decision on Business Objects’ defense of inequitable conduct by Informatica and Informatica’s request for injunctive relief, the impact of this lawsuit on our ongoing Enterprise Information Management business and our customers and Business Objects’ appeal of the jury verdict if the judge finds that the patents are valid. Actual events or results may differ materially from those described in this Statement due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of our pending motion of inequitable conduct by Informatica, the judge’s decision on Informatica’s request for a permanent injunction, the outcome of any appeal by Business Objects of the jury’s verdict and the time and expense required to replace the affected source code in Business Objects’ products. Information about other potential factors that could affect Business Objects is included in Business Objects’ Form 10-K for the year ended December 31, 2006, which is on file with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
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